EXHIBIT

B

PRIOR PERFORMANCE TABLES

OF

SPONSORS AN AFFILIATES

OF

CBCI INCOME AND GROWTH FUND, LLC













1. EXPERIENCE IN RAISING AND INVESTING FUNDS

The following table provides information at December 31, 2001 as to the experience of the Managing Members and their Affiliates in raising and investing funds with respect to prior programs.

           CBCI Income and Growth Fund, LLC
         EXPERIENCE OF SPECIAL MANAGING MEMBER
            RAISING AND INVESTING OF FUNDS
                    (Unaudited)


                   Amount       Amount     Offering     Amount Of
Description        Offered      Raised     Expenses     Investment
-----------------  ------------ ---------- --------     -----------

Aldrich Apts       $    39,800  $    39,800 $      0     $   39,800
Pleasant Ave Apts       42,000       42,000        0         42,000
12th Ave Apts           38,000       38,000        0         38,000
Hayward Pam Ltd      1,190,000    1,190,000        0      1,190,000
Shelby Pam Ltd         825,000      825,000        0        825,000
Princeton Corp       1,410,000    1,410,000        0      1,410,000
Onawa Pam Ltd        1,650,000    1,650,000        0      1,650,000
Neilsville Ptnrs     1,300,000    1,300,000        0      1,300,000
Harbors Ptnrs        1,633,000    1,633,000        0      1,633,000
Zane Business Ctr    2,150,000    2,150,000        0      2,150,000
Shelby Apts            150,000      150,000        0        150,000
Gateway Properties     500,000      500,000        0        500,000
                   -----------  ----------- --------     ----------

    Total          $10,927,800  $10,927,800 $      0     $10,927,80
                   ===========  =========== ========     ==========

2. OPERATING EXPERIENCE OF PRIOR PROGRAMS

The following table provides information at December 31, 2001 as to the operating results of prior programs of the Managing
Members and their Affiliates.

     CBCI Income and Growth Fund, LLC
   EXPERIENCE OF SPECIAL MANAGING MEMBER
    Operating Results of Prior Programs
   For the Year Ending December 31, 2001

                                                Operating
Description           Revenue       Expenses    Income
-----------------     ----------    ---------   ----------

Aldrich Apts          $   15,170    $  7,825    $    7,345
Pleasant Ave Apts         23,750      14,346         9,404
12th Ave Apts             27,356      14,165        13,191
Hayward Pam Ltd          191,000         986       190,014
Shelby Pam Ltd           179,616       1,822       190,014
Princeton Corp           170,100       1,749       168,351
Onawa Pam Ltd            192,000       1,562       190,438
Neilsville Ptnrs         171,060         853       170,207
Harbors Ptnrs            192,000       3,695       188,305
Zane Business Ctr        640,200       7,863       632,337
Shelby Apts               55,746      23,400        32,076
Gateway Properties             0           0             0
                      ----------     -------     ---------

     Total            $1,857,728     $78,266    $1,779,462
                      ==========     =======    ==========


3. CURRENT STATUS OF PROPERTIES

The following table provides information at December 31, 2001 as to the status of prior programs operated by the Managing Members and their Affiliates.


           CBCI Income and Growth Fund, LLC
         EXPERIENCE OF SPECIAL MANAGING MEMBER
            Current Status of Properties
              As at December 31, 2001


                   Estimated         Original        Appraisal
Description        Value             Cost            Surplus
-----------------  -------------     ------------    -----------
Aldrich Apts       $   350,000       $    39,800     $   310,200
Pleasant Ave Apts      180,000            42,000         138,000
12th Avenue Apts       250,000            38,000         212,000
Hayward Pam Ltd      2,247,059         1,190,000       1,057,059
Shelby Pam Ltd       2,113,129           825,000       1,288,129
Princeton Corp       2,001,176         1,410,000         591,176
Onawa Pam Ltd        2,258,824         1,650,000         608,824
Neilsville Ptnrs     2,012,471         1,300,000         712,471
Harbors Ptnrs        1,920,000         1,633,000         287,000
Zane Business Ctr    7,531,765         2,150,000       5,381,765
Shelby Apts            150,000           150,000               0
Gateway Properties   1,500,000           500,000       1,000,000
                   -----------       -----------     -----------

      Total        $22,514,424       $10,927,800     $11,586,624
                   ===========       ===========     ===========
